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                                                     Exhibit 4(e)
                                                     ------------


                             SAMSONITE CORPORATION
                              SECOND AMENDMENT TO
                   1995 STOCK OPTION AND INCENTIVE AWARD PLAN
                              (AS AMENDED IN 1996)

  Whereas Samsonite Corporation ("Samsonite") has previously established the Samsonite Corporation 1995 Stock Option Plan (as Amended in 1996) (the "Plan") which provides for the issuance of up to 1,050,000 shares of Samsonite's common stock, par value $.01 per share ("Common Stock"), and on October 28, 1996 Samsonite's Board of Directors authorized issuance on an additional 1,500,000 shares of Common Stock pursuant to the Plan.

  Now, therefore, Samsonite hereby amends Section 5 of the Plan to change the number appearing in the first sentence thereof ("1,050,000") to read "2,550,000".

  Except as specifically amended hereby, the Plan remains in full force and effect.